Exhibit 1.1

OneWater Marine Inc.

Class A Common Stock, par value $0.01 per share

Underwriting Agreement

[●], 20[●]

Raymond James & Associates, Inc.
Robert W. Baird & Co. Incorporated
SunTrust Robinson Humphrey, Inc.
As representatives of the several Underwriters
named in Schedule I hereto,

c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

c/o SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road NE
Atlanta, Georgia 30326

Ladies and Gentlemen:

OneWater Marine Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Raymond James & Associates, Inc. (“Raymond James”), Robert W. Baird & Co. Incorporated and SunTrust Robinson Humphrey, Inc. are acting as representatives (the “Representatives”), an aggregate of [●] shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”), of the Company (the “Firm Shares”) and, at the election of the Underwriters, up to [●] additional shares of Class A Common Stock (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.”

As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve out of the Firm Shares purchased by them under this Agreement up to [●] shares for sale to the Company’s employees, directors, business associates and related persons (collectively, “Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting (Conflicts of Interest)” (the “Directed Share Program”). The Directed Share Program shall be administered by Raymond James (the “Directed Share Provider”). The Firm Shares to be sold by the Directed Share Provider pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

On the date hereof, the business of the Company is conducted through One Water Marine Holdings, LLC, a Delaware limited liability company (“OneWater LLC”), and its subsidiaries, including One Water Assets & Operations, LLC, a Delaware limited liability company (“Opco”).  In connection with the offering contemplated by this Agreement, the “Reorganization” (as such term is defined in the Registration Statement and the Pricing Prospectus (each as defined below)) was or will be effected prior to the First Time of Delivery (as defined below), pursuant to which the Company will become the sole manager of OneWater LLC and OneWater LLC will own all of the outstanding equity interests of Opco.  As the sole manager of OneWater LLC, the Company will operate and control all of the business and affairs of OneWater LLC and will conduct its business through OneWater LLC and its subsidiaries, including Opco.

1.          Each of the Company, OneWater LLC and Opco (each, a “OneWater Party” and collectively, the “OneWater Parties”), jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(a)      A registration statement on Form S-1 (File No. 333-232639) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post‑effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)       (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c)       For the purposes of this Agreement, the “Applicable Time” is [●] p.m. (New York City time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d)        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)       None of the OneWater Parties or any of their respective subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the OneWater Parties and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus or (iii) incurred any liability or obligation, direct or contingent, that is material to the OneWater Parties and their subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to each of the OneWater Party’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of securities of the OneWater Parties as described in the Pricing Prospectus and the Prospectus) or long‑term debt of any of the OneWater Parties or any of their subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the OneWater Parties and their subsidiaries, taken as a whole, except, in each case as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the OneWater Parties to perform their respective obligations under this Agreement, OneWater LLC’s fourth amended and restated limited liability company agreement, which will become effective on or prior to the First Time of Delivery (as so amended and restated, the “OneWater LLC Agreement”), Opco’s second amended and restated limited liability company agreement, which will become effective on or prior to the First Time of Delivery (as so amended and restated, the “Opco LLC Agreement”), the tax receivable agreement (the “Tax Receivable Agreement”) between the Company, OneWater LLC and certain holders of LLC Units of OneWater LLC (the “LLC Units”), the registration rights agreement (the “Registration Rights Agreement”) between the Company, OneWater LLC and certain stockholders of the Company party thereto and the master reorganization agreement between the Company, OneWater LLC and the other parties thereto (the “Master Reorganization Agreement” and, together with this Agreement, the OneWater LLC Agreement, the Opco LLC Agreement, the Tax Receivable Agreement and the Registration Rights Agreement, the “Transaction Documents”), including the issuance and sale of the Shares, or to consummate the Reorganization or the transactions contemplated in the Pricing Prospectus and the Prospectus;

(f)        The OneWater Parties and their subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the OneWater Parties and their subsidiaries; and any real property and buildings held under lease by the OneWater Parties and their subsidiaries are held by them under valid, subsisting and enforceable leases, and none of the OneWater Parties or their subsidiaries have notice of any claim affecting or questioning the rights of any of the OneWater Parties or any of their subsidiaries to the continued possession of the property or buildings held under any lease, in each case with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings, taken as a whole, by the OneWater Parties and their subsidiaries;

(g)       Each of the OneWater Parties and their subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization, with power and authority (corporate, limited liability company and other, as applicable) to own its respective properties and conduct its respective businesses as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each subsidiary of the OneWater Parties has been listed in the Registration Statement;

(h)       The Company has an authorized capitalization as set forth in the Pricing Prospectus and, after giving effect to the Reorganization and the issuance of the Firm Shares and the use of the net proceeds therefrom as described in the Pricing Prospectus, the Company would have an authorized capitalization as set forth under the pro forma column of the capitalization table in the section entitled “Capitalization”; following the filing of the Company’s amendment to its certificate of incorporation with the State of Delaware on or prior to the First Time of Delivery, all of the issued shares of capital stock of the Company (including the Shares) will have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and will conform to the descriptions thereof contained in the Pricing Prospectus and the Prospectus; upon the effectiveness of the OneWater LLC Agreement, and after giving effect to the Reorganization, all of the issued equity interests of OneWater LLC and each of its subsidiaries will have been duly and validly authorized and issued, are fully paid and non-assessable and except as otherwise set forth in the Pricing Prospectus, all of the issued equity interests of each subsidiary of OneWater LLC are owned, directly or indirectly by OneWater LLC free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus; and except as described in the Pricing Prospectus, there are no outstanding instruments convertible into or exchangeable for, or warrants, rights or options to purchase from the OneWater Parties, or obligations of the OneWater Parties to issue, any shares of capital stock or other equity interests of the OneWater Parties or any of their subsidiaries;

(i)         The issuance and sale of the Shares is not subject to any preemptive or similar rights;

(j)       The issue and sale of the Shares, the compliance by the OneWater Parties with this Agreement and the consummation of the transactions contemplated in this Agreement, each of the Transaction Documents, the Reorganization and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, as applicable, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any OneWater Party or any of its subsidiaries is a party or by which any OneWater Party or any of its subsidiaries is bound or to which any of the property or assets of any OneWater Party or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of any OneWater Party or any of its subsidiaries or (C) any statute or law or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any OneWater Party or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the compliance by the OneWater Parties with this Agreement or the consummation of the transactions contemplated in this Agreement, each of the Transaction Documents, the Reorganization or the Pricing Prospectus, except (A) registration under the Act, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters  and (B) the filing of (i) the Certificate of Merger of [OneWater Merger Sub], a Delaware corporation, with and into OWM TBG Corporation, a Delaware corporation (“OWM TBG”), (ii) the Certificate of Merger of OWM TBG with and into the Company, and (iii) any other comparable filings required under applicable state law in connection with the Reorganization which filings provided for in this clause (B) shall be made at or prior to the First Time of Delivery (as defined in Section 4 hereof);

(k)       None of the OneWater Parties or any of their subsidiaries is (i) in violation of its respective certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or law or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the OneWater Parties or any of their subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(l)        The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Class A Common Stock, and under the caption “Material U.S. Federal Tax Considerations for Non-U.S. Holders”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(m)      Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory proceedings pending to which the OneWater Parties or any of their subsidiaries or, to the OneWater Parties’ knowledge, any officer or director of any of the OneWater Parties, is a party or of which any property of any of the OneWater Parties or any of their subsidiaries or, to the OneWater Parties’ knowledge, any officer or director of the any of the OneWater Parties, is the subject which, if determined adversely to any of the OneWater Parties or any of their subsidiaries (or such officer or director), would, individually or in the aggregate, have a Material Adverse Effect; and, to the OneWater Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities, regulatory organizations or others;

(n)       None of the OneWater Parties is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, none will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)       At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(p)       Grant Thornton LLP, who has certified the financial statements of the Company, OneWater LLC and their respective subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board;

(q)       The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (whether or not remediated);

(r)         Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(s)        The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, OneWater LLC and their respective subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and except as described in the Pricing Disclosure and Prospectus, such disclosure controls and procedures are effective to perform the functions for which they were established;

(t)         This Agreement has been duly authorized, executed and delivered by each of the OneWater Parties; each of the other Transaction Documents to which any of the OneWater Parties is a party has been duly authorized by each such OneWater Party and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding obligation of each such OneWater Party enforceable against it in accordance with its terms, except, in the case of each Transaction Document, as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and each such Transaction Document conforms in all material respects to the description thereof contained in the Pricing Prospectus;

(u)        None of the OneWater Parties or any of their subsidiaries or any of their respective directors or officers, or, to the knowledge of the OneWater Parties, any of their agents, employees, affiliates or other persons acting on behalf of any of the OneWater Parties or any of their subsidiaries have, directly or indirectly, (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment to any foreign or domestic government official or government employee or any other person (or taken any act in furtherance thereof); or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law.  The OneWater Parties and their subsidiaries, and, to the knowledge of the OneWater Parties, any affiliates of the OneWater Parties or any of their subsidiaries have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures relating to the use of corporate funds and record keeping relating thereto.  None of the OneWater Parties or any of their subsidiaries has received any communication from any governmental agency or body alleging that any of the OneWater Parties or any of their subsidiaries or any of their respective directors, officers, agents, employees, affiliates or other persons acting on behalf of any of the OneWater Parties or any of their subsidiaries is or may be in violation of, or has, or may have, any unresolved liability under, any applicable anti-bribery and anti-corruption laws;

(v)       The operations of each of the OneWater Parties and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of all jurisdictions in which the OneWater Parties and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over any of the OneWater Parties or any of their subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the OneWater Parties or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the OneWater Parties, threatened;

(w)      None of the OneWater Parties or any of their subsidiaries or, to the knowledge of the OneWater Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any OneWater Party or any of their subsidiaries is, or is owned or controlled by one or more individuals or entities that is, (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (“Sanctioned Country”); the OneWater Parties will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and for the past five years, the OneWater Parties and their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or in or with any Sanctioned Country;

(x)       The financial statements of OneWater LLC and its subsidiaries included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of OneWater LLC and its subsidiaries at the dates indicated and the statement of operations, stockholders’ and members’ equity and cash flows of OneWater LLC and its subsidiaries for the periods specified; the balance sheet of the Company included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company at the date indicated; said financial statements of the OneWater Parties have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder.  The pro forma financial statements and the related notes thereto included under the caption “Unaudited Pro Forma Consolidated Financial Information” present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and the assumptions used in the preparation thereof are believed by the OneWater Parties to be reasonable and the adjustments used therein are believed by the OneWater Parties to be appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(y)       Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is sponsored, maintained or contributed to by the OneWater Parties (each, a “Plan”), (i) no failure to satisfy the minimum funding standards of Sections 302 and 303 of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), or other event of the kind described in Section 4043(c) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred; (ii) to the extent required by applicable law to be funded, the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (iii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administrative exemption and (iv) each Plan is in compliance with applicable law, including, without limitation, ERISA and the Code. Except as would not have a Material Adverse Effect, none of the OneWater Parties or, to the knowledge of the OneWater Parties, any trade or business, whether or not incorporated, that, together with the OneWater Parties, would be deemed to be a “single employer” within the meaning of Section 4001(b) of ERISA or Section 414 of the Code (an “ERISA Affiliate”) have incurred or reasonably expect to incur any liability with respect to any Plan under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default).  Except as would not have a Material Adverse Effect, none of the OneWater Parties or any of their subsidiaries have any liability in respect of any post-employment health, medical or life insurance benefits for former, current or future employees of any of the OneWater Parties or any of their subsidiaries, except as required to avoid excise tax under Section 4980B of the Code or any similar law.  None of the OneWater Parties, any of their subsidiaries or, except as would not reasonably be expected to have a Material Adverse Effect to any of the OneWater Parties or any of their subsidiaries, any of its ERISA Affiliates, sponsors, contribute to or have any obligation to contribute to any “multiemployer pension plan” (as defined in Section 3(37) of ERISA).  Except as would not have a Material Adverse Effect, each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely and, to the knowledge of the OneWater Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.  To the knowledge of the OneWater Parties, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect to any of the OneWater Parties or their subsidiaries;

(z)        The OneWater Parties and their subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been asserted in writing against any of the OneWater Parties or any of their subsidiaries or any of their respective properties or assets, except for such deficiencies as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa)      From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(bb)     The OneWater Parties and their subsidiaries possess all licenses, certificates, permits and other authorizations (collectively, the “Government Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Prospectus and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the OneWater Parties and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the OneWater Parties or any of their subsidiaries have received notice of any revocation or modification (or proceedings related thereto) of any Governmental License or have any reason to believe that any Governmental License will not be renewed in the ordinary course, in each case, except where such revocation, modification, or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(cc)     The OneWater Parties and their subsidiaries own or possess rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information) and other intellectual property rights (collectively, “Intellectual Property”) used in and necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted.  The OneWater Parties and their subsidiaries have not received any written notice of any claim of infringement, misappropriation or violation of any Intellectual Property of any third party or written notice of any facts or circumstances that the OneWater Parties or their subsidiaries know or reasonably believe would render any Intellectual Property owned by the OneWater Parties invalid, in each case, except as would not reasonably be expected to have a Material Adverse Effect;

(dd)      The OneWater Parties and their subsidiaries carry or are entitled to the benefits of insurance in amounts and insures against such losses and risks as are customary for businesses such as those of the OneWater Parties’ and their subsidiaries’; and none of the OneWater Parties or any of their subsidiaries have (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(ee)      (i) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as described in the Registration Statement, the Pricing Prospectus or the Prospectus: (A) the OneWater Parties and their subsidiaries and their respective operations and facilities are and have been in compliance with Environmental Laws (as defined below), which compliance includes, without limitation, having timely applied for and received and being in compliance with all permits, licenses, approvals or other governmental authorizations or approvals, and having made all filings and provided all financial assurances and notices required under Environmental Laws (as defined below) for the (1) ownership and operation of the business as currently conducted (and having timely and properly applied for those required for the operation of the business as currently proposed to be conducted), and (2) properties and facilities of any of the OneWater Parties or any of their subsidiaries; (B) none of the OneWater Parties or any of their subsidiaries have received any written, or to the knowledge of the OneWater Parties, any other notice, whether from a governmental authority, citizens group, employee or other person, that alleges that any OneWater Parties or any of their subsidiaries are in violation of, or have actual or potential liability (including, without limitation, any liability or obligation for any investigatory or remedial action in response to the presence or Release (as defined below) of Materials of Environmental Concern (as defined below) or any liability or obligation for a lien, charge, encumbrance or restriction that has been recorded) under, any Environmental Law (as defined below) arising out of any of their respective operations and, to the knowledge of the OneWater Parties, there is no action, activity, circumstance, event, condition or occurrence (including without limitation, the Release (as defined below) or threatened Release (as defined below) of Materials of Environmental Concern (as defined below)) with respect to any of their respective operations, properties and facilities that would reasonably be expected to result in the receipt of such notice or in a violation of or liability under any Environmental Law (as defined below) on the part of the OneWater Parties or any of their subsidiaries; (C) there is no claim, action or cause of action filed with a governmental authority (including, without limitation, a court) based on or pursuant to any Environmental Law (as defined below) pending or, to the knowledge of the OneWater Parties, threatened, against any of the OneWater Parties or any of their subsidiaries; (D) none of the OneWater Parties or any of their subsidiaries are conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law (as defined below) at any site or facility, nor is any of them subject or a party to any order, judgment or decree issued by a governmental authority, which imposes any obligation or liability under any Environmental Law (as defined below); and (E) no lien, charge, encumbrance or restriction has been recorded pursuant to any Environmental Law (as defined below) with respect to any assets, facility or property owned, operated or leased by the OneWater Parties;

(ii)        Except as described in the Registration Statement, the Pricing Prospectus or the Prospectus, (A) there are no proceedings that are pending, or that are known to be contemplated, against any of the OneWater Parties or any of their subsidiaries under any Environmental Laws (as defined below) in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed; and (B) to the knowledge of the OneWater Parties, there are no any facts or issues (including anticipated capital expenditures) regarding the OneWater Parties’ or any of their subsidiaries’ compliance with Environmental Laws (as defined below), or incurrence of liabilities or other obligations under Environmental Laws (as defined below), including the Release (as defined below) or threat of Release (as defined below) of Materials of Environmental Concern (as defined below), that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the OneWater Parties or any of their subsidiaries;

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and wetlands, flora and fauna.  “Environmental Laws” means, to the extent applicable to any of the OneWater Parties or any of their subsidiaries or any of their respective operations and facilities, all federal, state, local and foreign laws (including fundamental principles of common law), regulations, ordinances, codes, orders, decrees, judgments, injunctions, decisions, or other legally enforceable requirements relating to pollution or protection of the Environment or human health or safety (to the extent such health or safety relate to exposure to Materials of Environmental Concern), including without limitation, those relating to (i) the Release (as defined below) of Materials of Environmental Concern (as defined below); and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern (as defined below).  “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including, without limitation, petroleum and its byproducts, polychlorinated byphenyls, per- and polyfluoroalkyl substances, and asbestos-containing materials, regulated or which can give rise to liability or obligations under any Environmental Law. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, migrating, injection or leaching into the Environment or in, into or from any building or structure;

(ff)      The OneWater Parties and their subsidiaries have operated their respective businesses in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations and all contractual data privacy, security and protection obligations applicable to the OneWater Parties’ and their subsidiaries’ collection, transmission, transfer, handling, usage, disclosure, storage, and/or disposal of all personally identifiable data of their respective customers, employees and other third parties (“Personal Data”).  The OneWater Parties’ and their subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware and databases (collectively, “IT Systems”) are reasonably adequate in all material respects for the operation of the business of the OneWater Parties and their subsidiaries as currently conducted, and are free and clear, to the knowledge of the OneWater Parties and their subsidiaries, of all material bugs, viruses, errors, defects, Trojan horses, time bombs, malware and other corruptants.  The OneWater Parties and their subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and safeguards reasonably designed to maintain and protect material confidential information owned by the OneWater Parties and their subsidiaries.  The OneWater Parties and their subsidiaries have implemented and maintain commercially reasonable back-up and disaster recovery procedures for the back-up and recovery of IT Systems and Personal Data, and have taken commercially reasonable steps consistent with industry standard practices to ensure that third parties to which they provide any Personal Data maintain the privacy and security of such Personal Data. The OneWater Parties and their subsidiaries have taken commercially reasonable measures to protect the confidentiality and secrecy of any material trade secrets or Personal Data owned, retained, possessed or controlled by the OneWater Parties and their subsidiaries. The OneWater Parties and their subsidiaries have not experienced any security incident or breach that has compromised the privacy and/or security of any Personal Data or IT System, except as would not reasonably be expected to have a Material Adverse Effect;

(gg)      No labor disturbance by or dispute with employees of the OneWater Parties or any of their subsidiaries exists or, to the knowledge of the OneWater Parties, is contemplated or threatened, the OneWater Parties are not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, and none of the OneWater Parties or their subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or any applicable wage or hour laws, in each case, except as would not reasonably be expected to have a Material Adverse Effect;

(hh)      Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no person has the right to require any of the OneWater Parties or any of their subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares;

(ii)        No relationship, direct or indirect, exists between or among the OneWater Parties or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the OneWater Parties or any of their subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Prospectus;

(jj)        No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(kk)      Nothing has come to the attention of any of the OneWater Parties that has caused any of the OneWater Parties to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(ll)        There are no contracts or other documents which are required to be described in the Registration Statement or the Pricing Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required;

(mm)    None of the OneWater Parties or any of their affiliates have taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(nn)     The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Prospectus and the Prospectus will not violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

(oo)     There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), applicable as of the effective date of the Registration Statement, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(pp)     There are no debt securities or preferred stock issued, or guaranteed by, any of the OneWater Parties or any of their subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(qq)     None of the OneWater Parties or any of their subsidiaries are parties to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the OneWater Parties or any of their subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares; and

(rr) (i) The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of any jurisdiction where the Directed Shares are being offered. The OneWater Parties have not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the OneWater Parties or their subsidiaries to alter such customer’s or supplier’s level or type of business with the OneWater Parties, or (ii) a trade journalist or publication to write or publish favorable information about the OneWater Parties or its products.

2.         Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[●], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares of Class A Common Stock in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.          Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.          (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.   The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)        The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.          Each of the OneWater Parties agrees, jointly and severally, with each of the Underwriters:

(a)       To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)        Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c)        Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to promptly notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)        To make generally available to its securityholders as soon as practicable (which may be satisfied by filing such information with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the OneWater Parties and their subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)(1)   During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Class A Common Stock, Class B Common Stock, par value $[●] per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of any series of Common Stock (including, without limitation, LLC Units) or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, filing or submission or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of any series of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) securities issued, transferred, redeemed or exchanged in connection with the Reorganization, (C) shares of any series of Common Stock issued pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement (including for the avoidance of doubt, Class A Common Stock issuable in exchange for LLC Units or Class B Common Stock)) or (D) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus, without the prior written consent of the Representatives;

(e)(2)   If the Representatives in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(h) hereof for an officer or director of any of the OneWater Parties and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto, through a major news service at least two business days before the effective date of the release or waiver;

(f)        So long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that the Company may satisfy the requirements of this subsection by filing such information on EDGAR;

(g)        During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, however, that the Company may satisfy the requirements of this subjection by filing such information on EDGAR;

(h)        To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)        To use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Stock Market (the “Exchange”);

(j)        To not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(k)        To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(l)        If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(m)       Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the OneWater Parties’ trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(n)       To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery; and

(o)        To comply with all applicable securities and other laws, rules and regulations, including the rules of FINRA, in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6.         (a)          The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) or Schedule III(b) hereto;

(b)       The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)       The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission;

(d)       Each of the OneWater Parties represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications; and

(e)        Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

7.          Each of the OneWater Parties covenants and agrees with one another and with the several Underwriters that the OneWater Parties will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the OneWater Parties’ counsel and the OneWater Parties’ accountants in connection with the registration of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the prior approval of the Company in connection with the road show presentations, travel and lodging expenses of the representatives (which, for the avoidance of doubt, does not include the Underwriters for purposes of this Section 7) and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show; (ix) all of the fees and disbursements of counsel, including non-U.S. counsel, if any, incurred by the Underwriters in connection with the Directed Share Program and any duties, stamp, transfer or similar taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, as well as the fees and disbursements incurred by the Directed Share Provider in accordance with the description of the Directed Share Program in the Prospectus, provided that the fees and disbursements of counsel for the Underwriters described in clauses (iii), (v) and (ix) shall not exceed $55,000 in the aggregate; (x) any duties, stamp, transfer or similar taxes, if any, incurred by the Underwriters in connection with the sale, issuance or delivery of the Shares to the Underwriters; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, duties, stamp, stock transfer or similar taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, all travel and lodging expenses of the Underwriters and their representatives and 50% of the cost of any aircraft chartered in connection with the road show.

8.          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the OneWater Parties herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the OneWater Parties shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)         Vinson & Elkins LLP, counsel for the OneWater Parties, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, to the effect set forth in Exhibit A hereto;

(d)          On the date of the Prospectus at a time prior to or contemporaneously with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post‑effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Grant Thornton LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)          (i) None of the OneWater Parties or any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long‑term debt of any of the OneWater Parties or any of their subsidiaries, except as set forth or contemplated in the Pricing Prospectus, or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the OneWater Parties and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the OneWater Parties to perform their respective obligations under this Agreement and the Transaction Documents, including the issuance and sale of the Shares, or to consummate the Reorganization or the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(g)        (i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange and (ii) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby;

(h)         The OneWater Parties shall have obtained and delivered to the Underwriters executed copies of an agreement from the persons listed on Schedule II hereto, substantially to the effect set forth in Exhibit C hereto (the “Lock-Up Agreement”) in form and substance satisfactory to you;

(i)          Prior to or substantially concurrent with the First Time of Delivery, the Reorganization shall have been consummated in a manner substantially consistent with the description thereof in the Registration Statement, Pricing Prospectus and the Prospectus;

(j)           The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)          The OneWater Parties shall have furnished or caused to be furnished to you at such Time of Delivery certificates of the chief financial officer and one additional executive officer of each OneWater Party satisfactory to you as to the accuracy of the respective representations and warranties of the OneWater Parties herein at and as of such Time of Delivery, as to the performance by the OneWater Parties of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section, as to such other matters as you may reasonably request and confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(l)          On the date of the Prospectus at a time prior to or contemporaneously with the execution of this Agreement and also at each Time of Delivery, the chief financial officer of each OneWater Party shall have furnished to you a certificate as to the accuracy of certain data contained in the Pricing Prospectus and the Prospectus, dated the respective dates of delivery thereof, in a form and substance satisfactory to you; and

(m)         On or prior to each Time of Delivery, each OneWater Party shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

9.         (a) Each of the OneWater Parties, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Section 5(d) Writing, or the omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the OneWater Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information.

(b)       Each Underwriter will, severally and not jointly, indemnify and hold harmless each OneWater Party against any losses, claims, damages or liabilities to which such OneWater Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, or the omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Section 5(d) Writing, in reliance upon and in conformity with the Underwriter Information; and will reimburse each OneWater Party for any legal or other expenses reasonably incurred by such OneWater Party in connection with investigating or defending any such action or claim as such expenses are incurred.  As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the first three sentences of the fifth paragraph concerning the terms of the offering by the Underwriters under the caption “Underwriting (Conflicts of Interest)” and the information contained in the ninth, tenth and eleventh paragraphs concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters under the caption “Underwriting (Conflicts of Interest)”.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(k) hereof in respect of such action or proceeding, then in addition to such separate firm of attorneys for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm of attorneys (in addition to any local counsel) for Raymond James in its capacity as QIU and all persons, if any, who control Raymond James within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, if, in the reasonable opinion of counsel, there is a conflict of interest between Raymond James and the other indemnified parties.

(d)        If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the OneWater Parties on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the OneWater Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the OneWater Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the OneWater Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  Benefits received by the QIU shall be deemed to be equal to the compensation received by the QIU for acting in such capacity.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the OneWater Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The OneWater Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the QIU, in its capacity as such, shall not be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)        Each of the OneWater Parties, jointly and severally, will indemnify and hold harmless the Underwriters (each a “Directed Share Underwriter Entity”) against any losses, claims, damages and liabilities (or actions in respect thereof) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the OneWater Parties for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of the Directed Share Underwriter Entities.

(f)         Promptly after receipt by a Directed Share Underwriter Entity under subsection (e) of this Section 9 of notice of the commencement of any action, such Directed Share Underwriter Entity shall, if a claim in respect thereof is to be made against any OneWater Party, notify such OneWater Party in writing of the commencement thereof; provided that the failure to notify such OneWater Party shall not relieve it from any liability that it may have under subsection (e) of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify such OneWater Party shall not relieve it from any liability that it may have to a Directed Share Underwriter Entity  otherwise than under the preceding paragraphs of this Section 9.  In case any such action shall be brought against any Directed Share Underwriter Entity and it shall notify any OneWater Party providing indemnification of the commencement thereof, such OneWater Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other OneWater Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Directed Share Underwriter Entity (who shall not, except with the consent of such Directed Share Underwriter Entity, be counsel to the OneWater Party providing indemnification), and, after notice from such OneWater Party to such Directed Share Underwriter Entity of its election so to assume the defense thereof, such OneWater Party shall not be liable to such Directed Share Underwriter Entity under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Directed Share Underwriter Entity, in connection with the defense thereof other than reasonable costs of investigation.  No OneWater Party providing indemnification shall, without the written consent of such Directed Share Underwriter Entity, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such Directed Share Underwriter Entity from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Directed Share Underwriter Entity.

(g)       If the indemnification provided for in paragraph (e) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the OneWater Parties, in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (1) in such proportion as is appropriate to reflect the relative benefits received by the OneWater Parties on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Reserved Shares or (2) if the allocation provided by clause 9(g)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(g)(1) above but also the relative fault of the OneWater Parties on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the OneWater Parties on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the OneWater Parties on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the OneWater Parties or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(h)        The OneWater Parties and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (g) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (g) above. The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities (or actions in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim. Notwithstanding the provisions of paragraph (g) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in paragraphs (e) through (h) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(i)        The indemnity and contribution provisions contained in paragraphs (e) through (h) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the OneWater Parties and (iii) acceptance of and payment for any of the Directed Shares.

(j)        The obligations of the OneWater Parties under this Section 9 shall be in addition to any liability which the OneWater Parties may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the OneWater Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(k)        Without limitation of and in addition to its obligations under the other paragraphs of this Section 9, each OneWater Party agrees to indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person who controls the QIU (within the meaning of either the Act or the Exchange Act) in connection with the offering of the Shares, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121) in connection with the offering of the Shares contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the OneWater Parties will be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the QIU.

10.       (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty‑six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty‑six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one‑eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non‑defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non‑defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one‑eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non‑defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the OneWater Parties, except for the expenses to be borne by the OneWater Parties and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.       The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the OneWater Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the OneWater Parties, or any officer or director or controlling person of the OneWater Parties, and shall survive delivery of and payment for the Shares.

12.        If this Agreement shall be terminated pursuant to Section 10 hereof, the OneWater Parties shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the OneWater Parties, jointly and severally, will reimburse the Underwriters through you for all out‑of‑pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the OneWater Parties shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.       In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and SunTrust Robinson Humphrey, Inc. on behalf of you as the representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: ECM General Counsel, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, Atlanta, Georgia 30326; and, if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Jack Ezzell, Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: [●], Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, Atlanta, Georgia 30326. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the OneWater Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.       This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the OneWater Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the OneWater Parties and each person who controls the OneWater Parties or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.        Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.       Each OneWater Party acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the OneWater Parties, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the OneWater Parties, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any of the OneWater Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the OneWater Parties on other matters) or any other obligation to any of the OneWater Parties except the obligations expressly set forth in this Agreement and (iv) each of the OneWater Parties has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the OneWater Parties agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the OneWater Parties, in connection with such transaction or the process leading thereto.

17.        This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the OneWater Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

18.        This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.        Each of the OneWater Parties and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.        This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.        Notwithstanding anything herein to the contrary, the OneWater Parties are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the OneWater Parties relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.        Recognition of the U.S. Special Resolution Regimes.

(a)        In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)        As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)         a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, OneWater LLC and Opco.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company, OneWater LLC and Opco for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

OneWater Marine Inc.

By:
Name:
Title:

One Water Marine Holdings, LLC

By:
Name:
Title:

One Water Assets & Operations, LLC

By:
Name:
Title:

Accepted as of the date hereof:

Raymond James & Associates, Inc.

By:
Name:
Title:

Robert W. Baird & Co. Incorporated

By:
Name:
Title:

SunTrust Robinson Humphrey, Inc.

By:
Name:
Title:

On behalf of each of the Underwriters named in Schedule I to this Agreement

SCHEDULE I
Number of Optional Shares to be Purchased if Maximum Option Exercised

Total Number of Firm Shares to be Purchased

Underwriter
Raymond James & Associates, Inc.
Robert W. Baird & Co. Incorporated
SunTrust Robinson Humphrey, Inc.
[●]

Total

SCHEDULE II

Parties to Lock-Up Agreements

SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated [●], 2020

(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[●].

The number of Firm Shares purchased by the Underwriters is [●].

The number of Optional Shares to be sold by the Company at the option of the Underwriters is up to [●].

[Issuer Free Writing Prospectuses: [●].]

(c) Section 5(d) Writings:

Testing-the-Waters presentation, dated March 2019.

Exhibit A

Form of Vinson & Elkins LLP Opinion

Exhibit B

Form of Press Release

OneWater Marine Inc.
[Date]

OneWater Marine Inc. (the “Company”) announced today that Raymond James & Associates, Inc. and [●], on behalf of the underwriters, in the Company’s recent public sale of       shares of the Company’s Class A Common Stock, is [waiving] [releasing] a lock-up restriction with respect to     shares of the Company’s Class A Common Stock held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on      ,          20  , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit C

Form of Lock-Up Agreement

OneWater Marine Inc.

Lock-Up Agreement

[                    ], 2020
Raymond James & Associates, Inc.
Robert W. Baird & Co. Incorporated
SunTrust Robinson Humphrey, Inc.
As representatives of the several Underwriters
named in Schedule I of the Underwriting Agreement,

c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

c/o Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

c/o SunTrust Robinson Humphrey, Inc.
3333 Peachtree Road NE
Atlanta, Georgia 30326

Re:  OneWater Marine Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated and SunTrust Robinson Humphrey, Inc. as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with OneWater Marine Inc., a Delaware corporation (the “Company”), One Water Marine Holdings, LLC, a Delaware limited liability company (“OWM LLC”), and One Water Assets & Operations, LLC, a Delaware limited liability company (“OWAO”), providing for a public offering (the “Offering”) of shares (the “Shares”) of Class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”) pursuant to a registration statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this  agreement (the “Lock-Up Agreement”) and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Class A Common Stock or Class B common stock of the Company, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, including, without limitation, any limited liability company interests in OWM LLC (the “LLC Units”) (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares of Common Stock or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock, LLC Units or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.  The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, other than any agreements or arrangements regarding those transactions described below that are not subject to the restrictions on Transfer contained herein.  For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of  Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director (in his capacity as such) shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer or become party to any agreement or arrangement to transfer the undersigned’s shares of Common Stock or LLC Units:

(i)	as a bona fide gift or gifts;

(ii)	(a) to an immediate family member of the undersigned;

(b) to a trust, family limited liability company or like entity formed for the direct or indirect benefit of the undersigned or the immediate family member of the undersigned;

(c) to a partnership, limited liability company or other entity of which the undersigned and the immediate family member are the legal and beneficial owners of all the outstanding equity securities or similar interests;

(d) by will, other testamentary document or intestate succession;

(e) pursuant to a domestic order, divorce settlement, divorce decree or separation agreement or order of a court or regulatory agency;

(iii)	as a distribution to direct or indirect partners, members or stockholders of the undersigned;

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled by, under the control of or under common control with the undersigned;

(v)
to the Company in connection with the net exercise or net settlement of an award granted under the equity incentive plan or any other plan or agreement described in the Pricing Prospectus, where any Shares received by the undersigned upon any such exercise or settlement will be subject to the terms of this Lock-Up Agreement;

(vi)	with the prior written consent of both (a) Raymond James & Co. Incorporated and (b) one of the other Representatives on behalf of the Underwriters;

(vii)	in connection with transfers or dispositions of shares of Class A Common Stock purchased in the open market following the Offering;

provided that in the case of each transfer or distribution pursuant to clauses (i) through (iv) above, (x) each donee, trustee, distribute or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein and (y) any such transfer or distribution shall not involve a disposition for value, provided, further, that in the case of each transfer or distribution pursuant to clauses (i) through (iv) and clause (vii) above, no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made reporting a reduction in beneficial ownership of Common Stock in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); and provided, further, that in the case of each transfer pursuant to clause (v) above, if a filing under the Exchange Act is required by, or voluntarily made with respect to, such transfer, the undersigned shall disclose in such filing that the transfer is in connection with the net exercise or net settlement of an award granted under the equity incentive plan or any other plan or agreement described in the Pricing Prospectus.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the shares of Common Stock or LLC Units to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Common Stock or LLC Units subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such shares of Common Stock or LLC Units except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned now has, and, except as contemplated by clauses (i) through (vii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Shares and LLC Units, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares and LLC Units except in compliance with the foregoing restrictions.

In addition, the undersigned may establish any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of the undersigned’s shares of Class A Common Stock or securities convertible into, or exchangeable or exercisable for, shares of Class A Common Stock, shall be made pursuant to such a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period and provided further, that no party is required to publicly announce, file or report the establishment of such Rule 10b5-1 Plan in any public report, announcement or filing with the SEC under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public report, announcement or filing regarding such Rule 10b5-1 Plan.

The restrictions described in this Lock-Up Agreement shall not apply to (i) any exchange or transfer in connection with, and as contemplated by, the Reorganization (as such term is defined in the Pricing Prospectus); or (ii) any exchange of LLC Units and a corresponding number of shares of the Class B Common Stock, as the case may be, for shares of the Class A Common Stock provided that, in the case of this clause (ii), exchanges shall be in accordance with the OWM LLC Agreement, provided further that, in the case of this clause (ii), such shares of Common Stock shall be subject to the provisions of this Lock-Up Agreement.

[Notwithstanding anything herein to the contrary, nothing herein shall restrict the undersigned or any of its affiliates (except for the Specialty Lending Group within the Merchant Banking Division of The Goldman Sachs Group, Inc.), from engaging in any activities, including brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of its or its affiliates’ business.]1

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall automatically terminate upon the earliest of: (i) [●], if the Offering shall not have been completed on or before that date, (ii) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (iii) the date that the Representatives, on behalf of the Underwriters, advise the Company, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, and (iv) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the shares of Class A Common Stock to the Underwriters.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York.

Very truly yours,

Exact Name of Stockholder, Director or Officer

Authorized Signature

Title

1 This paragraph to be included in the lock-up agreements for the GS SLG Entities.